Exhibit 99.01

Tecogen Announces Second Quarter 2017 Results
Completes Merger with American DG Energy and generates positive Adjusted EBITDA(1) before the impact of one-time merger related expenses

WALTHAM, Mass., August 14, 2017 - Tecogen® Inc. (NASDAQ:TGEN), a leading manufacturer of clean energy products which, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer's carbon footprint, reported revenues of $7,590,540 for the quarter ended June 30, 2017 compared to $5,687,308 for the same period in 2016, or 33.5% growth in top line revenue. The completion of the merger with American DG Energy on May 18th added $774,192 in revenue to the quarterly result.
Loss from operations was $245,857 compared to a $386,030 loss in the prior year comparable period. Similarly, Tecogen delivered a net loss for the quarter of $293,540 compared to a loss of $415,539 in the second quarter 2016. The quarter's results included non-recurring expenses totaling $99,773 related to the company's merger with American DG Energy.
Depreciation and amortization jumped to $178,595 from $66,484 in the prior year. The increase is related to the depreciation of the equipment that American DG Energy owns to deliver energy to its customers and the amortization of the corresponding contracts. Excluding merger related expenses, adjusted non-GAAP EBITDA(1) increased to a positive $64,355 versus negative adjusted non-GAAP EBITDA(1) of $211,838 during the second quarter of 2016, an improvement of $276,193. (Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock based compensation expense, and merger related expenses. See table following the statements of operations for a reconciliation from net loss to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
Commenting about the quarter, Tecogen Co-Chief Executive Officer Benjamin Locke noted, "aside from one-time merger related expenses, the second quarter of 2017 is the fourth consecutive quarter of positive operating results for the company. We generated double digit product and service revenue growth and successfully completed the merger with American DG Energy. We are pleased with these results, and hope to continue this trend through the second half of 2017."
Revenue results were driven by solid growth in both product and services related revenues. Total services related revenues grew 12.9% over the prior year period, driven primarily by installation activity, while product revenue grew 29.4% compared to second quarter of 2016, helped by strong cogeneration sales.
Cost control initiatives, product upgrades and improvements, and the addition of energy production revenue from the merger with American DG Energy generated a 6.2% combined gross margin improvement in the quarter, bringing gross margin up to 39.3% compared to 37.0% in the second quarter of 2016, and within management's targeted 35-40% gross margin range.
On a combined basis, operating expenses increased to $3,232,479 for the second quarter 2017 from $2,488,924 in the same quarter of 2016. An increase in selling expenses, which rose 81.3% to $607,511, merger related expenses of $99,773, and the consolidation of ADGE's core overhead, accounted for most of the increase. The increase in selling expenses was due to an uptick in marketing related activity and higher sales commissions.
Backlog of products and installations was $12.7 million as of second quarter end, and stood at $16.1 million as of Friday, August 11, 2017.

Exhibit 99.01

Speaking about the results and other recent news, Mr. Locke added, "2017 is turning out to be an exciting year for Tecogen. In addition to our financial success, we completed the acquisition of American DG Energy on May 18th. As the quarter's results show, this adds steady revenue with strong margins to the financials of Tecogen, helping to offset some of the peaks and valleys of products sales. In 2016, ADGE made substantial improvements to the operational and financial production of their installed fleet. As a result of the merger, we believe further improvements to the fleet are possible, which will provide more revenue and improved operating margins. We welcome ADGE shareholders to Tecogen, and look forward to making them a long term part of our investor group as we continue growing our core business, our emissions technology for fork trucks, and our automotive emissions joint venture, Ultratek."

Exhibit 99.01

Major Highlights:
Financial

•	Cash balance increased at quarter-end to $3,317,928, compared to $3,276,005 at the end of the first quarter on a pro forma basis for the merger.

•
Gross profit for the second quarter of 2017 was $2,986,622 compared to $2,102,894 in the second quarter of 2016, an increase of 42.0% versus the prior year. This substantial growth was generated by improvement in both top line revenues, gross margins, and the addition of energy production revenue from American DG Energy.

•
Gross margin in the second quarter 2017 increased to 39.3% compared to 37.0% in 2016. Margins benefited from improvement in product gross margins as well as robust margins from energy production revenue.

•
Product gross margin was 36.9% for second quarter 2017 compared to 26.6% in second quarter of 2016. Product gross margin was primarily helped by the materials and supplier arrangements put in place over the past several quarters as well as by the product mix shift toward our new InVerde e+ model.

•	Services gross margin declined to 37.6% in the period compared to the 44.6% in the prior year. Services gross margin was impacted by site-specific pricing discounts on certain installation projects.

•
Energy production gross margin was an exceptionally strong 57.3% following the completion of the merger with American DG Energy on May 18th. We would expect energy production gross margin to fluctuate materially due to seasonality.

•
On a combined basis, operating expenses rose to $3,232,479 for the second quarter of 2017 from $2,488,924 in the second quarter of 2016. The consolidation of ADGE's operations, $99,773 in merger related expenses and an increase in selling expenses to $607,511 from $335,089 accounted for most of the increase.

•	Excluding non-recurring merger related costs, adjusted non-GAAP EBITDA(1) was $64,355 compared to negative adjusted non-GAAP EBITDA of $211,838 during the second quarter of 2016.

•	Consolidated net loss attributable to Tecogen, for the three months ended June 30, 2017 was $293,540 compared to a consolidated net loss of $415,539 for the same period in 2016.

•	Net loss per share was $0.01 compared to a net loss of $0.02 for the three months ended June 30, 2017 and 2016, respectively.
Sales & Operations

•
Product sales revenues were higher in the period, posting 29.4% growth over the prior year comparable quarter. Higher cogeneration product sales accounted for over three quarters of the increase, with chiller and heat pump sales accounting for the remainder. Variations in product mix are typical from quarter to quarter as customer orders for different products are not entirely predictable.

•
Services revenues grew 12.9% year-on-year, benefiting from increasing penetration in service contracts and favorable operating metrics for the installed fleet as well as an active period for installations work. Continued penetration of our 'turnkey lite' offering, which includes custom value-added engineering design work as well as custom factory engineered accessories and load modules, has been a good source of services revenue growth and is expected to continue to develop as an important revenue stream.

•
Current sales backlog of equipment and installations as of Friday, August 11th was $16.1 million, driven by strong traction in the InVerde product line and Installation services. As of June 30, 2017 the backlog was $12.7 million, in line with the Company’s goal of consistently delivering a quarter-end product backlog greater than $10 million.

•
Indoor agriculture is rapidly emerging as a new opportunity for growth, particularly for the Tecochill line of natural gas powered chillers. To-date, Tecogen has inked six transactions in the space, all of which intend to grow cannabis. Interest for our products from new growers entering the market is ongoing.

Exhibit 99.01

•
TTcogen, our joint venture with Czech CHP-manufacturer TEDOM, announced its entry into the US wastewater treatment industry, where its products' ability to utilize biogas provide a powerful competitive advantage. The market has expressed a strong initial interest. More broadly, TTcogen continues to make steady progress toward building product awareness and establishing what we envision to be profitable relationships with key partners across sectors. The backlog for TEDOM products was $813 thousand at quarter-end and had climbed to $884 thousand as of Friday, August 11th.

Emissions Technology

•
ULTRATEK - Automotive emissions development work has continued under Tecogen’s shared venture, Ultratek. In April, data from our AVL testing of a small advanced European vehicle was presented at the SAE International World Congress in Detroit, MI. The remarkable performance of Ultera in reducing the pollution levels of these vehicles has been described in our recent paper published through SAE International, which is available through our web site. In June, we received notification that our base Ultera patent was accepted by the EU patent office, an important milestone given the importance of the EU automotive market. Since the formation of Ultratek, we have been awarded two additional Ultera related patents by the United States Patent Office, while filing recently for four others specifically involving the integration of the technology to gasoline vehicles. In upcoming months, we anticipate continued progress as we pursue further enhancements of the technology and engage with the automotive industry.

•
PERC - As reported in the last quarter of 2016, we received research grant funding from the Propane Education and Research Council (PERC) to demonstrate the viability of our emissions technology in fork trucks. The program’s goal is to develop a retrofit emissions system for fork trucks to reduce their emissions to levels more acceptable for air quality in indoor work environments. Last quarter, baseline testing of the unmodified fork truck was completed utilizing a donated fork truck from a major manufacturer that has expressed strong interest in Ultera and has agreed to assist our research effort. The data indicates that the fork truck is an excellent fit for Ultera technology, exhibiting an emissions profile that can be significantly impacted by our process. We are currently well along in our Ultera upgrade to the fork truck and plan to begin testing in September.

•
California Air Permit for Ultera on Standby Generators - We are wrapping up the installation of the Ultera kits on the generators located in Southern California. All but one unit has been completed and commissioned. Official source testing by a third party, the final step, is expected to be completed in September. We believe the testing will show groundbreaking engine compliance to the region's ultra-stringent emissions regulations.

Conference Call Scheduled for Today at 10:00 am ET
Tecogen will host a conference call today to discuss the first quarter results beginning at 10:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen 2nd quarter 2017 earnings call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The conference call will be recorded and available for playback one hour after the end of the call. The earnings conference call will also be webcast live. To view the associated slides, register for and listen to the webcast, go to http://investors.tecogen.com/webcast. Following the call, the webcast will be archived for 30 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call through Thursday August 28, 2017. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13665891.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.

Exhibit 99.01

In business for over 20 years, Tecogen has shipped more than 2,300 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde, Ilios, Tecochill, Ultera, and e+, are registered trademarks or trademark pending registration of Tecogen Inc.
Forward Looking Statements: This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Tecogen Media & Investor Relations Contact Information:
John N. Hatsopoulos
P: 781-622-1120
E: John.Hatsopoulos@tecogen.com

Jeb Armstrong
P: (781) 466-6413
E: Jeb.Armstrong@tecogen.com

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2017 and December 31, 2016
(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,317,928	$3,721,765
Accounts receivable, net	8,868,157	8,630,418
Unbilled revenue	3,239,588	2,269,645
Inventory, net	6,099,770	4,774,264
Due from related party	378,296	260,988
Prepaid and other current assets	823,629	401,876
Total current assets	22,727,368	20,058,956
Property, plant and equipment, net	15,725,008	517,143
Intangible assets, net	2,098,484	1,065,967
Excess of cost over fair value of net assets acquired	12,570,809	—
Goodwill	40,870	40,870
Other assets	2,423,510	2,058,425
TOTAL ASSETS	$55,586,049	$23,741,361

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,501,662	$3,367,481
Accrued expenses	1,899,769	1,378,258
Deferred revenue	1,183,350	876,765
Loan due to related party	850,000	—
Interest payable, related party	26,548	—
Total current liabilities	8,461,329	5,622,504
Long-term liabilities:
Deferred revenue, net of current portion	449,741	459,275
Senior convertible promissory note, related party	3,148,898	3,148,509
Unfavorable contract liability	10,304,451	—
Total liabilities	22,364,419	9,230,288
Commitments and contingencies (Note 9)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,711,989 and 19,981,912 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	24,712	19,982
Additional paid-in capital	56,027,038	37,334,773
Accumulated other comprehensive loss-investment securities	(224,359)	—
Accumulated deficit	(23,092,431)	(22,843,682)
Total Tecogen Inc. stockholders’ equity	32,734,960	14,511,073
Noncontrolling interest	486,670	—
Total stockholders’ equity	33,221,630	14,511,073
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,586,049	$23,741,361

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Three Months Ended
	June 30, 2017	June 30, 2016
Revenues
Products	$3,116,198	$2,408,860
Services	3,700,150	3,278,448
Energy production	774,192	—
Total revenues	7,590,540	5,687,308
Cost of sales
Products	1,965,881	1,767,052
Services	2,307,494	1,817,362
Energy production	330,543	—
Total cost of sales	4,603,918	3,584,414
Gross profit	2,986,622	2,102,894
Operating expenses
General and administrative	2,406,244	2,002,172
Selling	607,511	335,089
Research and development	218,724	151,663
Total operating expenses	3,232,479	2,488,924
Loss from operations	(245,857)	(386,030)
Other income (expense)
Interest and other income	7,397	2,770
Interest expense	(38,082)	(44,053)
Total other expense, net	(30,685)	(41,283)
Consolidated net loss	(276,542)	(427,313)
(Income) loss attributable to the noncontrolling interest	(16,998)	11,774
Net loss attributable to Tecogen Inc.	(293,540)	(415,539)
Other comprehensive loss - unrealized loss on securities	(224,359)	—
Comprehensive loss	$(517,899)	$(415,539)

Net loss per share - basic and diluted	$(0.01)	$(0.02)
Weighted average shares outstanding - basic and diluted	23,120,351	19,088,828

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(293,540)	$(415,539)
Interest expense, net	30,685	41,283
Depreciation & amortization, net	178,595	66,484
EBITDA	(84,260)	(307,772)
Stock based compensation	48,842	60,934
Merger related expenses	99,773	35,000
Adjusted EBITDA	$64,355	$(211,838)

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Six Months Ended
	June 30, 2017	June 30, 2016
Revenues
Products	$5,923,543	$4,675,008
Services	7,739,570	6,087,815
Energy production	774,192	—
Total revenues	14,437,305	10,762,823
Cost of sales
Products	3,722,730	3,319,768
Services	4,482,739	3,620,817
Energy production	330,543	—
Total cost of sales	8,536,012	6,940,585
Gross profit	5,901,293	3,822,238
Operating expenses
General and administrative	4,615,148	3,894,392
Selling	1,054,963	850,121
Research and development	399,339	370,621
Total operating expenses	6,069,450	5,115,134
Loss from operations	(168,157)	(1,292,896)
Other income (expense)
Interest and other income	6,184	5,661
Interest expense	(69,784)	(86,434)
Total other expense, net	(63,600)	(80,773)
Consolidated net loss	(231,757)	(1,373,669)
(Income) loss attributable to the noncontrolling interest	(16,998)	64,962
Net loss attributable to Tecogen Inc.	$(248,755)	$(1,308,707)
Other comprehensive loss - unrealized loss on securities	$(224,359)	$—
Comprehensive loss	$(473,114)	$(1,308,707)

Net loss per share - basic and diluted	$(0.01)	$(0.07)
Weighted average shares outstanding - basic and diluted	21,587,589	18,783,909

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(248,755)	$(1,308,707)
Interest expense, net	63,600	80,773
Depreciation & amortization, net	242,876	131,941
EBITDA	57,721	(1,095,993)
Stock based compensation	97,684	88,177
Merger related expenses	118,853	35,690
Adjusted EBITDA	$274,258	$(972,126)

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2017 and 2016
(unaudited)

	Six Months Ended
	June 30, 2017	June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(231,757)	$(1,373,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	242,876	131,941
Provision (recovery) of inventory reserve	25,609	(40,000)
Stock-based compensation	97,684	88,177
Non-cash interest expense	389	23,050
Loss on sale of assets	2,909	640
Provision for losses on accounts receivable	1,335	—
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Short term investments	—	294,802
Accounts receivable	355,740	(954,191)
Unbilled revenue	(952,864)	(141,827)
Inventory, net	(1,242,782)	782,728
Due from related party	(118,612)	785,818
Prepaid expenses and other current assets	(99,601)	(134,033)
Other non-current assets	65,687	—
Increase (decrease) in:
Accounts payable	786,419	(693,524)
Accrued expenses and other current liabilities	(10,362)	(30,078)
Deferred revenue	176,852	(165,186)
Interest payable, related party	8,523	—
Net cash used in operating activities	(891,955)	(1,425,352)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(209,265)	(100,925)
Purchases of intangible assets	(22,539)	(50,970)
Cash acquired in acquisition	971,454	—
Payment of stock issuance costs	(365,566)	—
Net cash provided by (used in) investing activities	374,084	(151,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from demand notes payable, related party	—	150,000
Payment of stock issuance costs	—	(8,544)
Proceeds from the exercise of stock options	114,034	18,925
Net cash provided by financing activities	114,034	160,381
Net decrease in cash and cash equivalents	(403,837)	(1,416,866)
Cash and cash equivalents, beginning of the period	3,721,765	5,486,526
Cash and cash equivalents, end of the period	$3,317,928	$4,069,660
Supplemental disclosures of cash flows information:
Cash paid for interest	$—	$72,199
Exchange of stock for non-controlling interest in Ilios	$—	$330,852
Issuance of stock to acquire American DG Energy	$18,745,007	$—
Issuance of Tecogen stock options in exchange for American DG Energy options	$114,896	$—

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest,

Exhibit 99.01

depreciation and amortization, stock based compensation expense, and merger related expenses), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.